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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 12, 2014, relating to the balance sheet of Boulevard Acquisition Corp. (a corporation in the development stage) as of November 20, 2013 and the related statements of operations, stockholder's equity and cash flows for the period from October 24, 2013 (Inception) to November 20, 2013.

/s/ Rothstein Kass

New York, New York
February 12, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM